                                  SCHEDULE 14A
                                   (RULE 14A)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      PLANET HOLLYWOOD INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

     ---------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                            (LOGO PLANET HOLLYWOOD)

                      PLANET HOLLYWOOD INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 16, 1997

To Our Stockholders:

     The Annual Meeting of Stockholders of Planet Hollywood International, Inc. (the "Company") will be held at the Omni Rosen Hotel, second floor, Signature II Meeting Room, 9840 International Drive, Orlando, Florida 32819 on May 16, 1997 at 10:00 a.m. (local time) to consider and act upon the following matters which are more fully described in the accompanying Proxy Statement:

          1. The election of three directors (Class I directors) to the Company's Board of Directors;

          2. The approval of a proposal to amend the Company's 1995 Stock Award and Incentive Plan to increase the number of shares available for grant to 6,000,000;

          3. The approval of a proposal to adopt the Company's Employee Stock Purchase Plan; and

          4. Such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record as of the close of business on April 4, 1997 will be entitled to notice of and to vote at the meeting and any adjournment thereof. The transfer books will not be closed.

     The Board of Directors of the Company desires to have the maximum representation at the meeting and respectfully requests that you date, execute and promptly mail the enclosed proxy card in the enclosed postage-paid envelope.

                                          By Order of the Board of Directors,

                                          /s/ SCOTT E. JOHNSON
                                          Scott E. Johnson, Secretary

Orlando, Florida
April 14, 1997

                      PLANET HOLLYWOOD INTERNATIONAL, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 1997

To Our Stockholders:

     This Proxy Statement is furnished to stockholders of Planet Hollywood International, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) on May 16, 1997 (the "Annual Meeting"), at the Omni Rosen Hotel, second floor, Signature II Meeting Room, 9840 International Drive, Orlando, Florida 32819 or at any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is April 14, 1997.

     The enclosed Proxy Statement and proxy is solicited on behalf of the Board of Directors of the Company. Any stockholder giving a proxy has the right to revoke it at any time prior to its exercise, either by delivering notice in writing to the Secretary of the Company or by appearing and voting in person at the Annual Meeting. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted:

          1. For the election of the three nominees for Class I director;

          2. For the proposal to amend the Company's 1995 Stock Award and Incentive Plan to increase the number of shares available for grant to 6,000,000;

          3. For the proposed adoption of the Company's Employee Stock Purchase Plan; and

          4. In the discretion of the proxy holder with respect to such other business as may properly come before the Annual Meeting or any adjournment thereof.

     At the Annual Meeting, the results of stockholder voting will be tabulated by an inspector of elections appointed for the Annual Meeting.

                               VOTING SECURITIES

     Stockholders of record as of the close of business on April 4, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. On that date there were outstanding 95,942,563 shares of Class A Common Stock, par value $0.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting. Shares of Common Stock cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. The presence, in person or by proxy, of a majority of stockholders is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to elect directors.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     The following table sets forth information regarding the ownership of the Company's Class A Common Stock on March 13, 1997, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock; (ii) each director and nominee to the Board of Directors; (iii) each of the Named Executives (as defined below -- see "Executive Compensation"); and (iv) directors and Named Executives of the Company as a group.

                                                              AMOUNT AND NATURE OF
                          NAME OF                            BENEFICIAL OWNERSHIP OF    PERCENT OF
                     BENEFICIAL OWNER                        CLASS A COMMON STOCK(A)    CLASS(%)(A)
                     ----------------                        -----------------------    -----------
Keith Barish(b)............................................        22,278,896              23.22
Robert Earl(c)(d)..........................................        23,304,763              24.29
Thomas Avallone(c)(e)......................................           202,011              *
Scott E. Johnson(c)........................................            50,125              *
Daniel Harf(c).............................................            50,000              *
Ong Beng Seng(f)(g)........................................        22,650,335              23.61
Robert Krasnow(h)..........................................            55,556              *
Claudio Gonzalez(i)........................................            27,778              *
Michael Tarnopol(j)........................................            10,000              *
Mark McCormack(k)..........................................                --                 --
Isadore Sharp(l)...........................................                --                 --
All directors and Named Executives as a group (11
  persons).................................................        68,629,464              71.53
Leisure Ventures, Pte., Ltd.(f)............................        22,650,335              23.61

---------------

  * Represents holdings of less than one percent (1%).

(a) Does not include or account for 11,764,144 shares of non-voting Class B Common Stock outstanding.
(b) The address for Mr. Barish is c/o Planet Hollywood International, Inc., 140
    W. 57th Street, New York, N.Y. 10019.
(c) The address for each of these beneficial owners is c/o Planet Hollywood International, Inc., 7380 Sand Lake Road, Suite 650, Orlando, Florida 32819.
(d) Mr. Earl's shares are held of record by Ropat Limited Partnership, a Nevada limited partnership ("Ropat L.P."), in which Ropat, Inc., a Nevada corporation wholly owned by a Revocable Intervivos Trust for the benefit of Mr. Earl, is the 1% general partner and such trust is the 99% limited partner. Includes 38,500 shares held by Shakespeare's Tavern & Playhouse (London) SARP, a United Kingdom pension scheme, as to which Mr. Earl is the beneficiary. Includes 390,000 shares held by Celebrity Consultants, LTD, the trustee of a trust, the beneficiaries of which are the children of Mr. Earl, as to which Mr. Earl disclaims beneficial ownership.
(e) Mr. Avallone's shares are held of record by Avallone Worldwide Enterprises Limited Partnership, a Nevada Limited partnership, in which Avallone Worldwide Enterprises, Inc., a Nevada corporation wholly owned by Mr. Avallone, is the 1% general partner and Mr. Avallone, jointly with his spouse, is the 99% limited partner.
(f) Excludes 300,000 shares beneficially owned by certain employees of Leisure Ventures Pte., Ltd. ("LV"), formerly Planet Hollywood Holdings Pte., Ltd., as to which LV and Mr. Ong disclaim any beneficial ownership. LV is a private Singapore company that is 50% owned by Mr. Ong and 50% owned by HPL, a public Singapore company of which Mr. Ong is the largest stockholder. Each of Mr. Ong and HPL disclaims beneficial ownership of such shares. The address for LV is c/o Kuo Investments Company, 767 Third Avenue, 33rd Floor, New York, N.Y. 10017.
(g) The shares listed for Mr. Ong are owned of record by LV. The address for Mr. Ong is c/o Kuo Investments Company, 767 Third Avenue, New York, N.Y. 10017.
(h) The address for Mr. Krasnow is c/o Krasnow Entertainment, 1755 Broadway, New York, N.Y. 10019.
(i) The address for Mr. Gonzalez is c/o Kimberly Clark de Mexico, Hose Luis Lagrange, No. 103, 3rd Floor, Colonia, Los Morales, 11510 Mexico, D.F.
(j) The address for Mr. Tarnopol is c/o Bear, Stearns & Co., Inc., 245 Park Avenue, New York, NY 10167.

(k) The address for Mr. McCormack is c/o International Management Group, 1 Erieview Plaza, Suite 1300, Cleveland, Ohio 44114.
(l) The address for Mr. Sharp is Four Seasons/Regent Hotels and Resorts, 1165 Leslie Street, Don Mills, Ontario, Canada M3C 2K8.

                     PROPOSAL NO. 1:  ELECTION OF DIRECTORS

     Pursuant to the Restated Certificate of Incorporation and Bylaws of the Company, the Board of Directors is divided into three classes of directors, denoted as Class I, Class II and Class III, serving staggered three-year terms with one class of the Board of Directors elected each year. The Class I directors are Messrs. Avallone, McCormack and Sharp, the Class II directors are Messrs. Gonzalez, Krasnow and Ong and the Class III directors are Messrs. Barish, Earl and Tarnopol. The initial terms of the Class I, Class II and Class III directors will expire at the annual meeting of the stockholders of the Company in 1997, 1998 and 1999, respectively.

     At the 1997 Annual Meeting, three directors (the Class I directors) are to be elected to serve a three-year term or until their successors have been duly elected and qualified. Set forth below are the names of, and certain information with respect to, the persons nominated by the Board of Directors for election as directors. It is intended that all duly executed proxies in the accompanying form will be voted for the election of such nominees, unless such authorization has been withheld.

     Authority granted to the persons named in the proxy to vote for nominees is limited to the three nominees proposed by the Board of Directors and named below, and proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors is not aware that any of the nominees will be unavailable for service at the date of the Annual Meeting. If, for any reason, any of the nominees shall become unavailable for election, an event which is not presently anticipated, discretionary authority may be exercised by the persons named in the proxy to vote for substitute nominees proposed by the Board of Directors.

     Information with respect to the nominees for election to the Board of Directors, furnished in part by each such person, is as follows:

     NAME, AGE AND POSITION WITH THE
       COMPANY OTHER THAN DIRECTOR                      OCCUPATION AND OTHER INFORMATION
------------------------------------------              --------------------------------
Thomas Avallone, 38.......................  Mr. Avallone, Executive Vice President, Chief Financial
  Executive Vice President                  Officer and director of the Company, has been involved
  and Chief Financial Officer                 in the entertainment theme restaurant industry for
                                              over 15 years. From July 1987 until joining the
                                              Company in September 1994, Mr. Avallone served as
                                              Chief Financial Officer of Hard Rock Cafe and Rank
                                              Leisure USA. He has been a director of the Company
                                              since February 1996. Prior to serving in those
                                              positions, Mr. Avallone, a certified public
                                              accountant, was a Senior Manager at Laventhol and
                                              Horwath CPAs, a public accounting firm, specializing
                                              in that firm's leisure industry practice.

     NAME, AGE AND POSITION WITH THE
       COMPANY OTHER THAN DIRECTOR                      OCCUPATION AND OTHER INFORMATION
------------------------------------------              --------------------------------
Mark McCormack, 66........................  Mr. McCormack has been a director of the Company since
                                            June 1996. Mr. McCormack is the Chairman and Chief
                                              Executive Officer of the Cleveland-based sports and
                                              entertainment conglomerate known as International
                                              Management Group ("IMG"), which he founded in 1965.
                                              Mr. McCormack has also authored a number of
                                              best-selling business and management books.
Isadore Sharp, 65.........................  Mr. Sharp has been a director of the Company since
                                            February 1996. In 1961, Mr. Sharp founded Four Seasons
                                              Hotels, Inc., and is currently its Chairman and Chief
                                              Executive Officer. Mr. Sharp has also been a director
                                              of the Bank of Nova Scotia since 1990 and a director
                                              of the Bank of Nova Scotia Trust Co. since 1992.

     Information with respect to all other Directors of the Company, furnished in part by each such person, is as follows:

     NAME, AGE AND POSITION WITH THE
       COMPANY OTHER THAN DIRECTOR                      OCCUPATION AND OTHER INFORMATION
------------------------------------------              --------------------------------
Keith Barish, 52..........................  Mr. Barish is the co-founder of the Company and a movie
  Chairman of the Board of Directors        producer who has been instrumental in securing the
                                              support of many of the Company's celebrity
                                              stockholders. Mr. Barish continues to provide a
                                              crucial link between the entertainment world and the
                                              Company. Since 1979, Mr. Barish has been the producer
                                              or executive producer of 18 motion pictures, including
                                              The Fugitive, Ironweed, The Running Man, Sophie's
                                              Choice and 9 1/2 Weeks. In 1987, Mr. Barish was
                                              honored as Producer of the Year by the National
                                              Association of Theater Owners. Mr. Barish has been
                                              Chairman of the Company since its inception and has
                                              been a director of the Company since its organization,
                                              his term as director to end in 1999.
Robert Earl, 45...........................  Mr. Earl co-founded the Company with Mr. Barish in 1991
  President, Chief Executive Officer        and has over 23 years experience in the restaurant
                                              industry. In 1977, Mr. Earl founded President
                                              Entertainment, a company that developed theme
                                              restaurants. Under Mr. Earl's leadership, over the
                                              next ten years, President Entertainment grew to a $120
                                              million enterprise. In 1988, Mr. Earl sold President
                                              Entertainment to Pleasurama plc ("Pleasurama") and
                                              joined the Pleasurama management team, where he
                                              assumed responsibility for the management of another
                                              theme restaurant, Hard Rock Cafe International plc
                                              ("Hard Rock Cafe"). During his five years in charge of
                                              Hard Rock Cafe, Mr. Earl pioneered its expansion from
                                              seven to twenty-two units while substantially
                                              increasing its profitability. In 1993, Mr. Earl
                                              resigned from Hard Rock Cafe to concentrate full time
                                              on running the Company. He has been President and
                                              Chief Executive Officer of the Company since its
                                              inception and a director of the Company since its
                                              organization, his term as director to end in 1999.

     NAME, AGE AND POSITION WITH THE
       COMPANY OTHER THAN DIRECTOR                      OCCUPATION AND OTHER INFORMATION
------------------------------------------              --------------------------------
Claudio Gonzalez, 63......................  Mr. Gonzalez has been a director of the Company since
                                            June 1996, his term as director to end in 1998. Mr.
                                              Gonzalez has been the Chairman and Chief Executive
                                              Officer of Kimberly Clark de Mexico since 1973. Mr.
                                              Gonzalez is also currently a member of the Board of
                                              Directors of Kimberly Clark Corporation, Kellogg
                                              Company, General Electric Company, Chemical Bank
                                              Advisory Board, Banco Nacional de Mexico, IBM World
                                              Trade Latin America, Grupo Carso, Grupo Industrial
                                              Alfa, Impulsora del Fondo Mexico, Telefonos de Mexico,
                                              Stanford University Graduate School of Business
                                              Advisory Council and Grupo Modelo.
Robert Krasnow, 61........................  Mr. Krasnow has been a director of the Company since
                                            February 1996, his term as director to end in 1998. Mr.
                                              Krasnow has worked in the music and entertainment
                                              industry for over 35 years. Mr. Krasnow is the
                                              President of Krasnow Entertainment, which he founded
                                              in 1994. From 1983 to 1994, Mr. Krasnow was Chairman
                                              and Chief Executive Officer of Elektra Records, an
                                              affiliate of Time Warner Corporation.
Ong Beng Seng, 51.........................  Mr. Ong has been a director of the Company since
                                            February 1996, his term as director to end in 1998. He
                                              is a co-founder and has been a Managing Director since
                                              1980 of Hotel Properties Limited ("HPL"), a Singapore
                                              public-listed company. HPL has diversified interests
                                              in the hotel, leisure and retail industries spanning
                                              Asia, Europe and North America. Mr. Ong also has
                                              personal diversified interests ranging from the oil,
                                              stockbrokering and automotive industries to art and
                                              concert promotion.
Michael Tarnopol, 60......................  Mr. Tarnopol has been a director of the Company since
                                            June 1996, his term to end in 1999. Mr. Tarnopol has
                                              been a Senior Managing Director and Chairman of the
                                              Investment Banking Division of Bear, Stearns & Co.,
                                              Inc. ("Bear Stearns") since 1985. Mr. Tarnopol joined
                                              Bear Stearns in 1975 and headed the firms'
                                              International Department from 1975 until 1985, at
                                              which time he was appointed head of the Mergers &
                                              Acquisitions Department of Bear Stearns. He is Vice
                                              Chairman of the Board of Directors of The Bear Stearns
                                              Companies and Chairman of Bear Stearns International,
                                              Ltd. Mr. Tarnopol has been a director of Leslie Fay
                                              Companies, Inc., an apparel company since 1986. He is
                                              a Trustee of the University of Pennsylvania and a
                                              member of the Board of Overseers of the Wharton School
                                              of Business.

                 INFORMATION RELATING TO THE BOARD OF DIRECTORS
                      AND CERTAIN COMMITTEES OF THE BOARD

     The Board of Directors held three meetings during 1996. Other than Messrs. Gonzalez and Ong, each director attended each of the three Board meetings. Mr. Ong did not attend one of the three Board meetings and Mr. Gonzalez did not attend one of the two Board meetings which took place during the time he was a director of the Company.

     The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The general functions of such committees, the identity of each committee member and the number of committee meetings held by each committee during 1996 are set forth below.

AUDIT COMMITTEE

     The current members of the Audit Committee are Messrs. Gonzalez, Krasnow, Ong and Tarnopol. The general functions of the Audit Committee include making recommendations to the Board regarding the independent auditors, reviewing the independence of such auditors, approving the scope of the annual activities of the independent auditors and reviewing audit results. The Audit Committee held one meeting during 1996. Messrs. Gonzalez and Ong did not attend the meeting.

COMPENSATION COMMITTEE

     The current members of the Compensation Committee are Messrs. Earl, Krasnow and Sharp. Mr. Earl is employed by the Company and serves as its President and Chief Executive Officer. The general functions of the Compensation Committee include recommending compensation plans and arrangements with respect to certain of the Company's executive officers. The Compensation Committee held one meeting during 1996, at which all members were present.

STOCK OPTION COMMITTEE

     The current members of the Stock Option Committee are Mr. Barish and Mr. Earl. The general functions of the Stock Option Committee include administering certain benefit plans for employees and other persons associated with the Company, including the Employee Plan and the Celebrity Plan (defined below -- see "Stock Incentive Plans"). Mr. Barish and Mr. Earl are not entitled to receive options under either of these plans. The Stock Option Committee held no meetings in 1996 and took all action by written consent.

                               EXECUTIVE OFFICERS
                         WHO DO NOT SERVE AS DIRECTORS

Scott E. Johnson, 40
  Senior Vice President, General
  Counsel and Secretary..........    Mr. Johnson has been Vice President,
                                       General Counsel and Secretary of the
                                       Company since joining the Company in
                                       March 1994. In February 1997, Mr. Johnson became Senior Vice President of the Company. From January 1992 to March 1994, Mr. Johnson was engaged in the private practice of law. From May 1990 through January 1992, Mr. Johnson was Senior Vice President and General Counsel of Financial Benefit Life Insurance Company, having previously served as Deputy General Counsel of Independence Blue Cross (formerly, Blue Cross of Greater Philadelphia).

Daniel Harf, 38
  Vice President of Operations...    Mr. Harf has been Vice President of
                                       Operations for the Company since joining the Company in October 1991 and has over ten years' experience in the theme-restaurant industry. From January 1989 to October 1991, Mr. Harf was Vice President of Human Resources and a Regional Director of Hard Rock Cafe. Prior to joining Hard Rock Cafe, Mr. Harf owned and operated theme restaurants and nightclubs in California.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain compensation awarded to, earned by or paid to the Chief Executive Officer, each of the other four most highly compensated executive officers of the Company serving as executive officers at the end of the 1996 fiscal year (collectively, the "Named Executives") and an additional individual whom would have been included as one of such four individuals but for the fact that he was not serving as an executive officer of the Company at the end of the 1996 fiscal year, for services rendered in all capacities to the Company during fiscal years 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                          ---------------------------------
                                                ANNUAL COMPENSATION               AWARDS
                                             --------------------------   -----------------------
                                                                 OTHER                 SECURITIES   PAYOUTS
                                                                ANNUAL    RESTRICTED   UNDERLYING   -------
                                             ANNUAL    ANNUAL   COMPEN-     STOCK       OPTIONS/     LTIP      ALL OTHER
             NAME AND               FISCAL   SALARY    BONUS    SATION      AWARDS      SARS(A)     PAYOUTS   COMPENSATION
      PRINCIPAL POSITION(S)          YEAR      ($)      ($)       ($)        ($)          (#)         ($)         ($)
      ---------------------         ------   -------   ------   -------   ----------   ----------   -------   ------------
Robert Earl,                         1995    500,000       --       --           --          --       --            --
  President and                      1996    500,000       --    9,972           --          --       --            --
  Chief Executive Officer
Keith Barish,                        1995    500,000       --       --           --          --       --            --
  Chairman of the Board              1996    500,000       --    9,950           --          --       --            --
Thomas Avallone,                     1995    206,437   50,000    9,278           --       5,333       --            --
  Executive Vice President and       1996    240,000       --    7,926           --      62,000       --            --
  Chief Financial Officer(b)
Scott E. Johnson,                    1995    129,350   20,000       --           --       5,333       --         7,933(c)
  Senior Vice President,             1996    160,888       --    6,227           --      41,000       --            --
  General Counsel and Secretary(b)
Daniel Harf,                         1995    165,615   65,000    8,570           --          --       --            --
  Vice President of Operations       1996    170,000       --    1,039           --      50,000       --            --
John Thall,                          1995    138,000   65,000    1,450           --       5,333       --            --
  Vice President of                  1996    138,462   14,174    1,142           --          --       --            --
  Corporate Operations(d)

---------------

(a) See discussion of "Stock Incentive Plans" below.
(b) In fiscal 1995, although Messrs. Avallone and Johnson were executive officers of the Company, they were not employees of the Company but rather of Orlando Corporate Services, Inc. ("OCS"), a company wholly owned by Mr. Earl. The amounts shown above reflect compensation paid by OCS to Messrs. Avallone and Johnson for the work they performed for the Company and its consolidated subsidiaries in fiscal 1995, which amounts were reimbursed to OCS by the Company.
(c) All Other Compensation for Mr. Johnson consists primarily of relocation expenses.
(d) As of December 29, 1996, Mr. Thall was no longer employed by the Company.

STOCK INCENTIVE PLANS

     The First Amended and Restated Planet Hollywood International, Inc. 1995 Stock Award and Incentive Plan (the "Employee Plan") and the First Amended and Restated Planet Hollywood International, Inc. 1995 Celebrity Stock Award and Incentive Plan (the "Celebrity Plan") (collectively, the "Plans") are designed to give certain selected directors, employees and independent contractors of the Company a continuing proprietary interest in the success of the Company. Currently, a maximum of 5,000,000 shares of Class A Common Stock may be issued under the Employee Plan (see Proposal No. 2 below) and a maximum of 6,000,000 shares of Class A Common Stock may be issued under the Celebrity Plan, subject to adjustment as described below.

     The Plans are administered by the Stock Option Committee. See "Information Relating to the Board of Directors and Certain Committees of the Board" above. The Stock Option Committee will have full authority, subject to the provisions of the Plans, to determine, among other things, the persons to whom awards under the Plans ("Awards") will be made, the exercise price, vesting, size and form of payment of such Awards, and the specific performance goals (in the case of the Employee Plan), restrictions on transfer and circumstances for forfeiture applicable to Awards.

     Awards under the Employee Plan may be made to directors, officers and employees of the Company and its Subsidiaries (other than to Messrs. Barish and Earl) and to persons or companies acting as independent contractors, and Awards under the Celebrity Plan may be granted to celebrities or other independent contractors of the Company and its Subsidiaries. A variety of Awards may be granted under both Plans, including stock options, stock appreciation rights ("SARs"), restricted stock awards, restricted stock units, dividend equivalents, as well as other stock-based or cash-based awards as the Stock Option Committee deems consistent with the purposes of the two Plans. Stock options granted under the Employee Plan may be either "incentive stock options" (as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Recipients of options under the Plans will not be deemed stockholders with respect to shares purchasable upon exercise of such options prior to the exercise thereof. Unexercised options and SARs granted pursuant to either of the Plans shall be canceled upon the termination of a recipient's employment or independent contractor relationship for cause, and restricted stock is subject to forfeiture upon termination of the recipient's relationship with the Company.

     In the event of a "change of control" of the Company (as defined in the Plans), (i) all outstanding options and freestanding SARs granted under either of the Plans will become immediately exercisable in full (ii) any performance conditions imposed with respect to outstanding Awards shall be deemed to be fully achieved and a pro rata portion of each such outstanding Award granted for all outstanding performance periods shall become payable in cash, with the remainder of such Award being canceled for no value and (iii) all restrictions applicable to any other Award granted under either of the Plans will lapse and such Awards will become fully vested and nonforfeitable. The Stock Option Committee may make equitable adjustments in the number and kind of shares issuable under, and the exercise price relating to, Awards as the Stock Option Committee may deem necessary to prevent dilution or enlargement of the rights of participants under the Plans as a result of changes in the Company's corporate structure or capitalization.

     Pursuant to the Employee Plan, as of December 29, 1996, approximately 800 non-employee directors, employees and independent contractors held options (the "Options") to purchase a total of 3,741,315 shares of Class A Common Stock (after taking into account Options that have been canceled). Options to purchase a total of 2,904,564 shares of Class A Common Stock were granted in fiscal 1996 and options to purchase a total of 836,751 shares of Class A Common Stock were granted in fiscal 1995. The Options generally vest over three years and have a five year exercisable period. The exercise prices for the Options granted in fiscal 1996 range from $14.00 per share to $21.63 per share. The exercise price for the Options granted in fiscal 1995 is $7.88 per share. Of those Options granted in fiscal 1996, Options to purchase a total of 733,500 shares of Class A Common Stock were repriced by the Stock Option Committee from $22.63 per share to $19.00 per share. The Options will generally remain exercisable after the termination of a recipient's employment or independent contractor relationship with the Company as follows:
(i) in the event of the recipient's disability or retirement (in the case of employees), the Options that are vested as of such time will remain exercisable for a period of one year, (ii) in the event of the recipient's death, the vested Options will remain exercisable for one year and the unvested portion of the Award will vest at the time of death; (iii) in the event of termination for cause, all the Options will be canceled; and (iv) in the event of termination for any other reason, the vested Options will be exercisable for three months and the unvested portion of the Award will be canceled. In addition, the Options cannot be transferred by the recipient to any third party (except upon the recipient's death).

     Pursuant to the Celebrity Plan, as of December 29, 1996, 36 celebrities held options to purchase a total of 4,095,000 shares of Class A Common Stock (after taking into account Options that have been canceled). Options to purchase a total of 1,895,000 shares of Class A Common Stock were granted in fiscal 1996 and Options to purchase a total of 2,200,000 shares of Class A Common Stock were granted in fiscal 1995. The exercise prices for those Options granted in fiscal 1996 range from $14.00 per share to $24.00 per share. The exercise price for those Options granted in fiscal 1995 is $7.88 per share. The celebrity Options are subject to the same terms as the Options issued under the Employee Plan (described above) with respect to vesting schedule and restrictions on transfer. In addition, the celebrity Options will generally remain exercisable after the termination of the recipient's relationship with the Company as follows: (i) in the event of the recipient's disability, the Options that are vested as of such time will be exercisable for a period of one year, (ii) in the event of the recipient's death, the vested Options will remain exercisable for one year and the unvested portion of the Award will vest at that time; and (iii) in the event of termination for any reason other than death or disability, the vested Options will be exercisable for three months and the unvested portion of the Award will be canceled.

OPTION/SAR GRANTS TABLE

     The following table sets forth all grants in fiscal 1996 of stock options and SARs to the executive officers named in the summary compensation table above.

                        OPTION/SAR GRANTS IN FISCAL 1996

                                               INDIVIDUAL GRANTS
                          ------------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                          NUMBER OF    PERCENT OF TOTAL                                   AT ASSUMED ANNUAL RATES OF
                          SECURITIES     OPTIONS/SARS                                    STOCK PRICE APPRECIATION FOR
                          UNDERLYING      GRANTED TO                                             OPTION TERM
                           OPTIONS/      EMPLOYEES IN     EXERCISE OR                    ----------------------------
                             SARS        FISCAL YEAR      BASE PRICE      EXPIRATION         5%               10%
          NAME            GRANTED(#)         (%)           ($/SHARE)         DATE            ($)              ($)
          ----            ----------   ----------------   -----------   --------------   -----------      -----------
Robert Earl.............        --         --                --         --                        --               --
Keith Barish............        --         --                --         --                        --               --
Thomas Avallone.........    20,000            *              19.00      July 22, 2001        104,986          231,994
                            42,000          1.45             21.63      Dec. 9, 2001         250,989          554,624
Scott E. Johnson........    20,000            *              19.00      July 22, 2001        104,986          231,994
                            21,000            *              21.63      Dec. 9, 2001         125,495          277,312
Daniel Harf.............    50,000          1.72             19.00      Oct. 19, 2001        262,466          579,985
John Thall..............        --         --                --         --                        --               --

---------------

* Represents less than one percent (1%)

COMPENSATION OF DIRECTORS

     Directors who are not compensated as officers of the Company receive $20,000 in annual fees, with an additional $1,000 payment for each Board meeting attended and a $500 payment for each Committee meeting. Directors who are compensated as Company employees receive no additional compensation for service as a director. The Company will also reimburse each director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. All directors, except Messrs. Earl and Barish, are eligible to receive stock options. See "Stock Incentive Plans" above. In fiscal 1996, the following directors (other than those named above) received stock options:

                        OPTION/SAR GRANTS IN FISCAL 1996

                                                     NUMBER OF SECURITIES   EXERCISE OR
                                                     UNDERLYING OPTIONS/    BASE PRICE
                       NAME                            SARS GRANTED(#)       ($/SHARE)    EXPIRATION DATE
                       ----                          --------------------   -----------   ---------------
Claudio Gonzalez...................................         50,000             15.00       Apr. 15, 2001
Robert Krasnow.....................................         50,000             14.00       Mar. 21, 2001
                                                            50,000             21.63       Dec.  9, 2001
Mark McCormack(a)..................................         50,000             19.00       July 22, 2001
Michael Tarnopol(a)................................         50,000             19.00       July 22, 2001

---------------

(a) In July 1996 Messrs. McCormack and Tarnopol were each issued stock options to purchase a total of 50,000 shares of Class A Common Stock at an exercise price of $22.63 per share. In October 1996, the Stock Option Committee repriced such options at the then current market price of $19.00.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company is party to an employment agreement with Mr. Earl dated August 8, 1995 providing for his employment as President and Chief Executive Officer of the Company and its significant subsidiaries and affiliates through December 31, 2001. The agreement provides for a base salary of $500,000 per year, to be increased by 10% each January 1, beginning January 1, 1996, an annual incentive bonus in the discretion of the Board of Directors of the Company, participation in the Company's stock-based incentive compensation plan for executives and employees and all benefits generally made available to executive officers of the Company. The agreement further provides that Mr. Earl must devote substantially all of his productive time and attention to the business of the Company and that he may not own or participate in the activities of any competing business, subject to certain exceptions. The Company has the right to terminate the agreement without any further obligation in the event (i) Mr. Earl resigns from the Company, (ii) he willfully breaches the agreement or (iii) he is convicted, of or pleads guilty to, a felony involving moral turpitude or certain crimes involving the Company's property. Mr. Earl is entitled to terminate the agreement in the event he is not elected or retained in his present positions at the Company or the Company materially reduces his responsibilities. In the case of such termination, or if the agreement is terminated by the Company without cause or upon Mr. Earl's death or disability, he will be entitled to receive the remainder of his base salary and all other incentives. The agreement includes a non-competition provision prohibiting Mr. Earl for a period of two years following the termination of his employment with the Company in most circumstances from working for any company that operates restaurants with a movie, sports or action hero theme.

     The Company is also party to an employment agreement with Mr. Barish dated January 1, 1993 providing for his employment as Chairman of the Board of the Company. The agreement has a current term of one year commencing January 1, 1997 and is automatically renewable each year unless either party gives notice of non-renewal. The agreement provides for a base salary of $500,000, with additional bonuses and any salary increases to be determined by the Board of Directors, and for his participation in the Company's employee benefit plans. The agreement may be terminated by the Company for cause in the event (i) Mr. Barish is convicted of, or pleads guilty to, a crime involving moral turpitude or certain other crimes involving the Company's property, (ii) he willfully breaches the agreement or (iii) the Board of Directors determines that he has materially failed to perform his duties or has engaged in material wrongful conduct in connection with his employment. If the Company terminates the agreement for any reason other than cause, Mr. Barish will be entitled to continue to receive his salary for a two-year period at the rate in effect at the time of termination. Mr. Barish is entitled to terminate the agreement in the event of a material breach thereof by the Company after giving the Company notice and an opportunity to cure the breach. In the case of such termination, he will be entitled to receive his base salary in effect at that time for the then remaining term of the agreement.

                      REPORT ON REPRICING OF OPTIONS/SARS

     In July 1996, Mr. Avallone and Mr. Johnson were issued stock options to each purchase a total of 20,000 shares of Class A Common Stock at an exercise price of $22.63 per share. In October 1996, the Stock Option Committee decided to reprice such options granted to Messrs. Avallone and Johnson in order to increase the incentive of Mr. Avallone and Mr. Johnson to increase stockholder value. The options were repriced at the then current market price of $19.00. The following table sets forth information regarding all such repricing of options and SARs held by any executive officer since the Company became a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act").

                                                                       EXERCISE                  LENGTH OF
                                          NUMBER OF     MARKET PRICE   PRICE AT               ORIGINAL OPTION
                                          SECURITIES    OF STOCK AT     TIME OF                    TERM
                                          UNDERLYING      TIME OF      REPRICING     NEW       REMAINING AT
                                         OPTIONS/SARS   REPRICING OR      OR       EXERCISE       DATE OF
                             REPRICING   REPRICED OR     AMENDMENT     AMENDMENT    PRICE      REPRICING OR
     NAME AND POSITION         DATE       AMENDED(#)        ($)           ($)        ($)         AMENDMENT
     -----------------       ---------   ------------   ------------   ---------   --------   ---------------
Thomas Avallone............   10/19/96      20,000         19.00         22.63      19.00        57 months
Scott E. Johnson...........   10/19/96      20,000         19.00         22.63      19.00        57 months

                                                     /s/ ROBERT EARL
                                          --------------------------------------
                                                  Robert Earl, Director
                                                  Stock Option Committee

                                                     /s/ KEITH BARISH
                                          --------------------------------------
                                                  Keith Barish, Director
                                                  Stock Option Committee

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, formed after the Company's initial public offering in April 1996, did not adopt compensation policies applicable to the Company's executive officers for 1996. The compensation in 1996 of Mr. Earl, President and Chief Executive Officer, and Mr. Barish, Chairman of the Board, was determined by their employment agreements which took effect January 1, 1996. The compensation of the other executive officers in 1996 was determined by Mr. Earl. The Compensation Committee intends to establish compensation policies applicable to the Company's executive officers for 1997.

                                                     /s/ ROBERT EARL
                                          --------------------------------------
                                                  Robert Earl, Director
                                                  Compensation Committee

                                                    /s/ ISADORE SHARP
                                          --------------------------------------
                                                 Isadore Sharp, Director
                                                  Compensation Committee

                                                    /s/ ROBERT KRASNOW
                                          --------------------------------------
                                                 Robert Krasnow, Director
                                                  Compensation Committee

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the total returns (assuming reinvestment of dividends) of the Company's Class A Common Stock, the Nasdaq Composite Index, the Russell 2000 Index and the Russell 2000 Consumer Discretionary and Services Index for the period beginning on April 19, 1996 (the date of the Company's initial public offering) and ending on December 29, 1996 (the close of the Company's 1996 fiscal year). The graph assumes $100 invested on April 19, 1996 in the Company's Class A Common Stock (at the initial public offering price of $18.00 per share) and each of the indices.

                                                                                               Russell 2000
                                            Planet                                               Consumer
                                          Hollywood        Nasdaq Com-                        Discretionary
         Measurement Period                 Common         posite Index      Russell 2000      and Services
        (Fiscal Year Covered)               Stock              (1)            Index (2)         Index (3)
4/19/96                                          100.00            100.00            100.00            100.00
6/30/96                                          150.00            104.35            103.01            106.57
9/29/96                                          156.00            108.37            103.09            104.19
12/29/96                                         115.80            113.84            107.61            100.53

---------------

(1) The Nasdaq Composite Index is a broad-based capitalization-weighted index of all Nasdaq stocks.
(2) The Russell 2000 Index is comprised of the smallest 2,000 companies in the Russell 3000 Index, representing approximately 11% of the Russell 3000 total market capitalization.
(3) The Russell 2000 Consumer Discretionary and Services Index is a capitalization-weighted index of companies that manufacture products and provide discretionary services directly to the consumer.

     The total percentage return for the Company's Class A Common Stock for the period from April 19, 1996 to December 29, 1996 was approximately 15.80%. This compares with the total percentage return for such period of the Nasdaq Composite Index, which was approximately 13.84%; the Russell 2000 Index, which was approximately 7.61%; and the Russell 2000 Consumer Discretionary & Services Index, which was approximately 0.53%.

                PROPOSAL NO. 2:  APPROVAL OF AMENDED STOCK AWARD
                               AND INCENTIVE PLAN

     The First Amended and Restated Planet Hollywood International, Inc. 1995 Stock Award and Incentive Plan (the "Employee Plan") was adopted by the Board of Directors in October 1995, and adopted by the Company's stockholders in February 1996. The Employee Plan initially provided that 4,000,000 shares of Class A Common Stock would be available for issuance upon the exercise of options, stock appreciation rights and other stock-based awards. In October 1996, the Employee Plan was amended by the Board of Directors to increase the maximum number of available shares to 5,000,000 shares of Class A Common Stock, and was further amended in February 1997, subject to obtaining stockholder approval, to increase the maximum number of available shares to 6,000,000 shares of Class A Common Stock.

     Options to purchase 2,904,564 shares of the Company's Class A Common Stock were granted under the Employee Plan during the fiscal year ended December 29, 1996 at exercise prices ranging from $14.00 to $21.63 per share. Of these options granted, 153,000 were granted to the Company's Named Executives during fiscal 1996. Option grants under the Employee Plan are made at the discretion of the Stock Option Committee of the Board of Directors. Accordingly, future grants under the Employee Plan are not yet determinable. As of December 29, 1996, a total of 3,741,315 shares were subject to options outstanding under the Employee Plan, leaving 1,258,685 shares of Class A Common Stock available for future option grants under the Employee Plan. Due to the limited number of shares remaining, on February 27, 1997, the Board of Directors amended the Employee Plan, subject to stockholder approval, to increase the aggregate number of shares of Class A Common Stock reserved for issuance under the Employee Plan by 1,000,000 shares from 5,000,000 shares to 6,000,000 shares.

     The Board of Directors now seeks stockholder approval of the amendment to the Employee Plan authorizing a total of 6,000,000 shares for future stock option awards. The Board of Directors believes that approval of the amendment to the Employee Plan to make available an adequate number of shares for the future grant of stock options is in the best interests of the Company and its stockholders because stock options serve to align the long-term interests of the optionees and the stockholders and are an important factor in attracting, motivating and retaining qualified personnel and key employees essential to the success of the Company. Awards under the Employee Plan may be made to directors, officers and employees of the Company (other than to Mr. Barish and Mr. Earl) and to persons or companies acting as independent contractors. A variety of Awards may be granted, including stock options, stock appreciation rights ("SARs"), restricted stock awards, restricted stock units, dividend equivalents, as well as other stock-based or cash-based awards as the Stock Option Committee deems consistent with the purposes of the Employee Plan.

     If this proposal is adopted by the Company's stockholders, the first sentence of section 5 of the Employee Plan will be changed to read as follows in its entirety:

          5. Stock Subject to the Plan; Limitation on Grants. The maximum number of shares of Stock reserved for issuance pursuant to the Plan shall be Six Million (6,000,000) shares, subject to the adjustment as provided herein; provided, however, in the event the Board approves and effects a stock split, then the maximum number of shares of Stock reserved for issuance pursuant to the Plan shall, without any further action by the Board or the Committee and without amendment to this Plan, be correspondingly increased (in accordance with the terms of such split), subject to adjustment as provided herein.

     The Company will provide to any stockholder as of the record date, who so requests in writing, copies of the Employee Plan, and if specifically requested, any exhibits thereto. Requests for such copies should be directed to Scott E. Johnson, Secretary, Planet Hollywood International, Inc., 7380 Sand Lake Road, Suite 650, Orlando, Florida 32819.

VOTE REQUIRED FOR APPROVAL OF AMENDMENT OF FIRST AMENDED AND RESTATED PLANET HOLLYWOOD INTERNATIONAL, INC. 1995 STOCK AWARD AND INCENTIVE PLAN

     The affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy, a quorum being present, is necessary to approve the Amendment to the Company's First Amended and Restated 1995 Stock Award and Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2, THE AMENDMENT TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY'S FIRST AMENDED AND RESTATED 1995 STOCK AWARD AND INCENTIVE PLAN TO 6,000,000.

 PROPOSAL NO. 3:  APPROVAL OF THE PLANET HOLLYWOOD INTERNATIONAL, INC. EMPLOYEE
                              STOCK PURCHASE PLAN

     In February 1997, the Board of Directors approved, and recommended that the Company's stockholders approve, the Planet Hollywood International, Inc. Employee Stock Purchase Plan (the "Purchase Plan"). The following is a general summary of the Purchase Plan which is qualified in its entirety by reference to the Purchase Plan, a copy of which is attached as Exhibit A.

SUMMARY OF THE PLAN

     The Purchase Plan is intended to provide the employees of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's Class A Common Stock ("Common Stock"), thereby encouraging employees to share in the economic growth and success of the Company through stock ownership.

     The Company has reserved 2,000,000 shares of Class A Common Stock for offering to employees until such time as the 2,000,000 shares are no longer available, in quarterly offerings of an amount calculated as set forth in the Purchase Plan. The quarterly offerings shall commence on July 1, 1997 and October 1, 1997, and on the first day of each January, April, July and October thereafter until expiration or termination of the Purchase Plan. The Purchase Plan is designed to meet the requirements of an "employee stock purchase plan" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code").

     All employees of the Company, other that those owning stock or outstanding options representing 5% or more of the total combined voting power or value of all classes of stock of the Company, who have completed a specified period of employment and have met certain other requirements are eligible to participate in the Purchase Plan. Employees who elect to participate in an offering may utilize up to 10% of their Base Pay (as such term is defined in the Purchase
Plan) for the purchase of Common Stock through payroll deductions. No employee may purchase, however, more than $25,000 in fair market value of the Company's Common Stock under the Purchase Plan in any calendar year.

     An employee who elects to participate in an offering will be deemed to have exercised his option to purchase Common Stock with payroll deductions for the purchase of that number of shares of Common Stock which the accumulated payroll deduction at the end of the offering will purchase at the applicable purchase price for the shares. The purchase price for the shares is the market value of the shares on the applicable date multiplied by the Purchase Percentage, as set forth in the Purchase Plan. The Purchase Plan currently provides that the Purchase Percentage cannot be less than 95%, but such percentage may be reduced to not less than 85% by subsequent action of the Board of Directors.

     An employee may elect to terminate participation in the Purchase Plan upon written notice to the Chief Financial Officer at any time prior to the end of the offering. All of the employee's payroll deductions previously credited to the employee's account will be paid to the participant promptly after receipt of such notice of withdrawal, and no further payroll deductions will be made from the participant's pay during that quarterly offering. An employee's withdrawal from any quarterly offering will not affect the employee's eligibility to participate in any succeeding quarterly offering. If any employee terminates employment, including retirement, prior to the last day of the offering, all of the employee's payroll deductions previously credited to the employee will be promptly paid to the participant. If the employee's employment is terminated because of death, the employee's beneficiary may withdraw all of the payroll deductions credited to the employee or the beneficiary may choose to exercise the employee's option for the number of full shares of Common Stock which the accumulated payroll deductions in the employee's account at the date of the employee's death will purchase, and any excess will be returned to the beneficiary.

     The Board of Directors of the Company has the right, at any time and from time to time, to amend, in whole or in part, any of the terms and provisions of the Purchase Plan. No amendment, however, may be made without the approval of the stockholders of the Company to (i) increase the number of shares which may be issued under any offering; (ii) amend the requirement as to the class of employees eligible to purchase

Common Stock under the Purchase Plan; or (iii) permit the members of the Committee administering the Purchase Plan to purchase Common Stock under the Purchase Plan.

     The Board of Directors of the Company has the right at any time and for whatever reason it may deem appropriate to terminate the Purchase Plan.

     The Board of Directors shall appoint a committee (the "Committee") to administer the Purchase Plan, which shall consist of two or more persons, each of whom is a "disinterested person," appointed by the Board of Directors. The Committee has plenary authority to administer the Purchase Plan, interpret and construe all provisions of the Purchase Plan, adopt rules and regulations for administering the Purchase Plan, and make all other determinations necessary or advisable for administering the Purchase Plan.

     As of March 1, 1997, approximately 3,000 employees would be eligible to participate in the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Under the Code, a participant will not realize any taxable income as a result of participating in the Purchase Plan or upon the purchase of Common Stock under the Purchase Plan. Instead, taxation is deferred until the disposition of such Common Stock by the participant. The Company will not be entitled to a deduction for income tax purposes as a result of any such purchase. A participant will be taxed on amounts withheld from his salary under the Purchase Plan as if the salary was actually received by the employee. The Company will receive a deduction for such amounts. The participant's basis for gain or loss will equal the amount paid for such shares.

     If a participant disposes of shares purchased under the Purchase Plan more than two years after the date of grant (the first day of the relevant offering period) and one year after the shares are issued to the participant, and the fair market value of the shares at the time of disposition exceeds the purchase price of the shares, then the participant will realize taxable income. An amount equal to the lesser of (a) the amount by which the fair market value of the shares on the first day of the offering period for the shares exceeded the purchase price of the shares, or (b) the amount by which the fair market value of the shares at the time of disposition exceeded the purchase price of the shares, will be taxed as ordinary income. Any gain realized in excess of the amount taxed as ordinary income will be taxed as long-term capital gain. If a participant disposes of shares for less than the purchase price of the shares, then the entire loss will be treated as a long-term capital loss. In either of these cases, the Company will not be entitled to a deduction for income tax purposes.

     If a participant disposes of shares purchased under the Purchase Plan within two years after the date of grant or within one year after the shares are issued to the participant (a "disqualifying disposition"), the amount by which the fair market value of the shares at the time of purchase exceeded the purchase price of the shares will be treated as ordinary income in the nature of compensation received by the participant in the year of the disqualifying disposition. The Company will be entitled to a corresponding income tax deduction equal to the amount treated as compensation to the participant. Any amount realized in excess of the sum of the purchase price of the shares and the amount treated as compensation will be taxed as a capital gain. If the amount realized is less than the sum of the purchase price of the shares and the amount treated as compensation, the difference will be treated as a capital loss. Any capital gain or loss will be classified as long-term or short-term, depending on the participant's holding period with respect to the shares. Generally, the participant's holding period for the shares begins on the date the shares are purchased.

THE VOTE REQUIRED FOR APPROVAL OF THE PLANET HOLLYWOOD INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN

     The affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy, a quorum being present, is necessary to approve the Company's Employee Stock Purchase Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3, THE APPROVAL OF THE PLANET HOLLYWOOD INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN ATTACHED AS EXHIBIT A.

                              INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors recommended and the Board has selected the firm of Price Waterhouse LLP to continue as the Company's independent public accountants for the current fiscal year. A representative of Price Waterhouse is expected to attend the Annual Meeting to respond to questions and will be given the opportunity to make a statement should the representative desire to do so.

                                 OTHER BUSINESS

     Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will vote upon them in accordance with their best judgment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is required to identify any director, officer, beneficial owner of more than ten percent of Common Stock or any other person subject to Section 16 of the Exchange Act that failed to file on a timely basis, as disclosed in their forms, reports required by Section 16(a) of the Exchange Act. Based on a review of the forms submitted to the Company, the Company believes that during the 1996 fiscal year three directors did not file certain reports on a timely basis. Messrs. Sharp and Krasnow were named as directors of the Company in February 1996 and accordingly became subject to Section 16 of the Exchange Act upon the Company's initial public offering in April 1996. Mr. McCormack was named a director of the Company in June 1996 and accordingly became subject to
Section 16 of the Exchange Act at such time. Messrs. Sharp and Krasnow each inadvertently filed one late report with respect to single transactions involving the issuance of certain options to each of them (amended reports were filed within 30 days of the date of original filing). Mr. McCormack may have inadvertently filed two late reports with respect to two transactions involving his indirect beneficial ownership of certain restricted shares of the Company's non-voting Class B Common Stock owned by two companies within the IMG group of companies, which group is indirectly controlled by Mr. McCormack. The Company believes that all other reports were filed as required.

                            EXPENSE OF SOLICITATION

     The cost of this solicitation, estimated to be $20,000, will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interviews by regular employees of the Company.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     The 1998 Annual Meeting of Stockholders is expected to be held in May of 1998. Accordingly, the date by which stockholder proposals for inclusion in the proxy materials relating to the next Annual Meeting of Stockholders must be received by the Company at its principal executive offices, Attention Scott E. Johnson, Secretary, Planet Hollywood International, Inc., 7380 Sand Lake Road, Suite 650, Orlando, Florida 32819, is December 8, 1997.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report for 1996, which contains the consolidated financial statements of the Company, accompanies this proxy statement. The Company will provide to any stockholder as of the record date, who so requests in writing, copies of its Form 10-K, and if specifically requested, the exhibits thereto. Requests for such copies should be directed to Scott E. Johnson, Secretary, Planet Hollywood International, Inc., 7380 Sand Lake Road, Suite 650, Orlando, Florida 32819.

                                          By Order of the Board of Directors,

                                          /s/ SCOTT E. JOHNSON
                                          Scott E. Johnson, Secretary

Orlando, Florida
April 14, 1997

                            PLEASE DATE AND SIGN THE
                       PROXY CARD AND RETURN IT PROMPTLY
                       USING THE ENCLOSED RETURN ENVELOPE

                                                                       EXHIBIT A

                      PLANET HOLLYWOOD INTERNATIONAL, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I

                                    PURPOSE

1.01  Purpose

     The Planet Hollywood International, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby Employees of Planet Hollywood International, Inc. (the "Plan Sponsor") and Participating Corporations (hereinafter both referred to unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Plan Sponsor through the purchase of shares of the Class A Common Stock, par value $.01 (the "Common Stock") of the Plan Sponsor. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under sec. 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                                   ARTICLE II

                                  DEFINITIONS

2.01  Base Pay

     "Base Pay" shall mean regular straight-time earnings and salary excluding payments for overtime, bonuses, commissions, marketing incentive payments and other special payments.

2.02  Board of Directors

     "Board of Directors" shall mean the Board of Directors of Planet Hollywood International, Inc.

2.03.  Committee

     "Committee" shall mean the individuals appointed by the Board of Directors as described in Article XI.

2.04  Employee

     "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company.

2.05  Offering

     "Offering" means the grant of options by the Company to eligible Employees to purchase Common Stock pursuant to this Plan.

2.06  Offering Period

     "Offering Period" means the three (3) month period commencing on the Offering Commencement Date and ending on the next following Offering Termination Date.

2.07  Offering Commencement Date

     "Offering Commencement Date" means the January 1, April 1, July 1, or October 1 on which a particular Offering Period begins. During 1997, July 1 and October 1 shall be the Offering Commencement Dates.

2.08  Offering Termination Date

     "Offering Termination Date" means the March 31, June 30, September 30, or December 31 on which a particular Offering Period ends. During 1997, September 30 and December 31 shall be the Offering Termination Dates.

2.09  Participant

     "Participant" means an Employee who has met the eligibility requirements of
Section 3.01, is not prohibited from participating under Section 3.03, and has commenced participation pursuant to Section 3.04.

2.10  Participating Corporation

     "Participating Corporation" means any corporation which (i) is a Subsidiary Corporation of Planet Hollywood International, Inc. and (ii) is designated as a Participating Corporation by the Committee.

2.11  Purchase Percentage

     "Purchase Percentage" means the percentage to be multiplied by the market price of the Common Stock in order to determine (a) the number of options to be granted, and (b) the Exercise Price, with such percentage to be determined with respect to each Offering by the Plan Sponsor's Chief Executive Officer, provided, such percentage shall not be less than ninety-five percent (95%) and shall not be greater than one hundred percent (100%).

2.12  Subsidiary Corporation

     "Subsidiary Corporation" means any corporation (other than the Plan Sponsor) in an unbroken chain of corporations beginning with the Plan Sponsor if, at the time of an Offering, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

3.01  Initial Eligibility

     Any Employee who has completed nine (9) months of employment and is employed by the Company on an Offering Commencement Date shall be eligible to participate in Offerings under the Plan which commence on or after such nine
(9) month period has concluded. Participation in the Plan is limited to eligible Employees.

3.02  Leave of Absence

     For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee under the Plan for the first 90 days of such leave of absence. Such Employee's employment (for purposes of eligibility to participate) shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option under the Plan.

3.03  Restrictions on Participation

     Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

          (a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Plan Sponsor or Subsidiary Corporations (for purposes of this paragraph, the rules of sec. 424(d) of the Code shall apply in determining stock ownership of any Employee); or

          (b) which permits such Participant's rights to purchase Common Stock under all Code sec. 423 employee stock purchase plans of the Plan Sponsor and Subsidiary Corporations to accrue at a rate which exceeds $25,000 in fair market value of the Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

3.04  Commencement of Participation

     An eligible Employee may become a Participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the Employee Benefits Department of the Plan Sponsor, or, if made available by an administrative service provider to the Plan, by electing via telephone, on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering. Payroll deduction for a Participant shall begin as of the first day of the first payroll period coincident with or immediately preceding the applicable Offering Commencement Date and shall end on the last day of the last payroll period the payment date of which is coincident with or immediately preceding the Offering Termination Date of the Offering Period to which such authorization is applicable unless earlier terminated by the Participant as provided in Article VIII.

3.05  Rehired Employees

     An Employee whose employment with the Plan Sponsor or Participating Employer has terminated prior to such Employee having met the eligibility requirements of Section 3.01, shall be required to meet the eligibility requirements of this Article III upon reemployment to be eligible to participate. An Employee whose employment with the Plan Sponsor or Participating Employer has terminated after such Employee has met the eligibility requirements of Section 3.01, shall, upon reemployment, not be required to again meet the requirements of Section 3.01.

                                   ARTICLE IV

                                   OFFERINGS

4.01  Quarterly Offerings

     The Plan will be implemented by quarterly Offerings of options on Common Stock on each Offering Commencement Date. The maximum number of shares of Common Stock which may be issued pursuant to an exercise of options under this Plan during an Offering Period may be limited by the Committee prior to the beginning of the applicable Offering Period. The maximum number of options to purchase shares of Common Stock which may be granted to a Participant during a particular Offering Period under this Plan may be limited by the Committee prior to the beginning of the applicable Offering Period in a uniform and nondiscriminatory manner.

                                   ARTICLE V

                               PAYROLL DEDUCTIONS

5.01  Amount of Deduction

     At the time a Participant files an authorization for payroll deduction, such Participant shall elect to have deductions made from his or her pay on each payday during the time he or she is a Participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his or her base pay in effect at the Offering Commencement Date of such Offering. In the case of a part-time hourly employee, such employee's base pay during an offering shall be determined by multiplying such Employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such Employee during such Offering.

5.02  Participant's Account

     All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in sec. 5.04.

5.03  Changes in Payroll Deductions

     A Participant may discontinue his or her participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a Participant may not alter the amount of his or her payroll deductions for that Offering Period.

5.04  Leave of Absence

     If a Participant goes on a leave of absence, such Participant shall have the right to elect:

          (a) to withdraw the balance in his or her account pursuant to sec. 7.02,

          (b) to discontinue contributions to the Plan but remain a Participant in the Plan, or

          (c) remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized Plan deductions.

                                   ARTICLE VI

                              GRANTING OF OPTIONS

6.01  Number of Option Shares

     On each Offering Commencement Date, a Participant shall be granted an option to purchase a maximum number of shares of the Common Stock equal to an amount determined by dividing: (a) that percentage of the Employee's base pay which he has elected to have withheld (but not in excess of 10%) multiplied by the Employee's base pay during the Offering Period, by (b) a deemed per share price equal to the Purchase Percentage multiplied by the market value of one share of the Common Stock on the applicable Offering Commencement Date.

     The market value of the Company's stock shall be determined as provided in paragraphs (a) and (b) of sec. 6.02 below. An hourly Employee's Base Pay during the Offering Period shall be determined by multiplying such Employee's hourly rate of pay (as in effect on the last day prior to the Commencement Date of the particular Offering) by five hundred twenty (520), provided that, in the case of a part-time hourly Employee, the Employee's base pay during the Offering Period shall be determined by multiplying such Employee's hourly rate of pay by the number of regularly scheduled hours of work for such Employee during such Offering Period. A salaried Employee's Base Pay during the Offering Period shall be determined by dividing such

Employee's annual Base Pay (as in effect on the last day prior to the Commencement Date of the particular Offering) by four (4). In the event that fractional shares will not be issued under this Plan, the maximum shares shall be rounded down to the nearest whole number.

6.02  Option Price

     The option price of Common Stock purchased with payroll deductions made during any Offering Period for a Participant therein shall be the lower of:

          (a) the amount determined by multiplying the Purchase Percentage by the closing price of the Common Stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the Nasdaq National Market System; or

          (b) the amount determined by multiplying the Purchase Percentage by the closing price of the Common Stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the Nasdaq National Market System.

     If the Common Stock is not admitted to trading on any of the aforesaid dates for which closing prices of the Common Stock are to be determined, then such fair market value of the Common Stock on such date, shall be determined on such basis as shall be established or specified for that purpose by the Committee.

                                  ARTICLE VII

                               EXERCISE OF OPTION

7.01  Automatic Exercise

     Unless a Participant gives written notice to the Company as hereinafter provided, the Participant's option for the purchase of Common Stock with payroll deductions granted during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of shares of Common Stock (which may consist of full and fractional shares pursuant to Section 7.03) which the accumulated payroll deductions in the Participant's account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to sec. 6.01), and any excess payroll deductions in the Participant's account at that time will be returned to the Participant without interest. In no event shall any amount in a Participant's account carry forward to any Subsequent Offering Period.

     If the aggregate number of options to be exercised on a particular Offering Termination Date exceeds the number of shares authorized for the Offering, each Participant shall receive a pro-rata number of shares based on the Participant's relative account balances and each Participant's excess account balance shall be refunded to the Participant without interest.

7.02  Withdrawal of Account

     By written notice to the office of the Corporate Benefits and Compensation Manager of the Plan Sponsor, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all of the accumulated payroll deductions in his or her account at such time.

7.03  Fractional Shares

     Fractional shares will not be issued under the Plan, unless the administrative service provider to the Plan has the capability to track and maintain records on fractional shares and agrees to do so. Any accumulated payroll deductions which would have been used to purchase fractional shares of Common Stock will be returned to the Participant following the Offering Termination Date, without interest.

7.04  Transferability of Option

     During a Participant's lifetime, options held by such Participant shall be exercisable only by that Participant.

7.05  Delivery of Stock

     Unless requested by the Participant, the Company will not deliver to a Participant a stock certificate for the Common Stock purchased upon exercise of the Participant's option, until such Participant terminates employment with the Company. The Participant shall be responsible for the cost of issuing a stock certificate.

                                  ARTICLE VIII

                                   WITHDRAWAL

8.01  In General

     As indicated in sec. 7.02, a Participant may withdraw payroll deductions credited to his or her account under the Plan at any time by giving written notice to the office of the Corporate Benefits and Compensation Manager of the Plan Sponsor. All of the Participant's payroll deductions credited to his or her account will be paid to the Participant after receipt of such Participant's notice of withdrawal, and no further payroll deductions will be made from his or her pay during such Offering Period.

8.02  Effect on Subsequent Participation

     A Participant's withdrawal from any offering will not have any effect upon the Participant's eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.03  Termination of Employment

     Upon termination of a Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond ninety (90) days), the payroll deductions credited to the Participant's account will be returned to the Participant, or, in the case of the Participant's death subsequent to the termination of the Participant's employment, to the person or persons entitled thereto under sec. 12.01 without interest.

8.04  Termination of Employment Due to Death

     Upon termination of the Participant's employment because of the Participant's death, the Participant's beneficiary (as defined in sec. 12.01) shall have the right to elect, by written notice given to the office of the Corporate Benefits and Compensation Manager of the Plan Sponsor prior to the earlier of the Offering Termination Date or the expiration of a period of sixty
(60) days commencing with the date of the death of the Participant, either:

          (a) to withdraw all of the payroll deductions credited to the Participant's account under the Plan, without interest, or

          (b) to exercise the Participant's option for the purchase of Common Stock on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

     In the event that no such written notice of election shall be duly received by the office of the Corporate Benefits and Compensation Manager of the Plan Sponsor, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant's option.

8.05  Leave of Absence

     A Participant on leave of absence shall, subject to the election made by such Participant pursuant to sec. 5.04, continue to be a Participant in the Plan so long as such Participant is on continuous leave of absence. A Participant who has been on leave of absence for more than 90 days shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding the above or any other provisions of the Plan, unless a Participant on leave of absence returns to regular full-time or part-time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the 90th day of such leave of absence, such Participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                                   ARTICLE IX

                                    INTEREST

9.01  Payment of Interest

     No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participant.

                                   ARTICLE X

                                     STOCK

10.01  Maximum Shares

     The maximum number of shares which may be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in sec. 12.04 below shall be two million (2,000,000) shares. If the total number of shares for which options are to be exercised on any Offering Termination Date in accordance with Article VI, together with the total number of shares for which options were previously exercised under this Plan, exceeds the maximum number of shares which may be issued under this Plan, the Company shall make a pro rata allocation of the shares available for which options may be exercised in a nearly uniform manner as shall be practicable and as it shall determine to be equitable. The balance of payroll deductions credited to the account of each Participant under the Plan that are not used as payment for option exercise shall be returned such Participant as promptly as possible.

10.02  Participant's Interest in Option Common Stock

     Neither any Participant nor any personal representative (or beneficiary) shall be, or shall have any rights or privileges of, a stockholder of the Plan Sponsor with respect to any shares of Common Stock purchasable or issuable upon the exercise of any option granted hereunder, in whole or in part, prior to the date such option has been exercised.

10.03  Registration of Stock

     Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the office of the Corporate Benefits and Compensation Manager of the Plan Sponsor at least two (2) weeks prior to the issuance of a stock certificate, in the names of the Participant and one (1) such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

                                   ARTICLE XI

                                 ADMINISTRATION

11.01 Appointment of Committee

     The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of two or more persons each of whom is a "disinterested person" within the meaning of Rule 16b-3. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable. No member of the Committee shall be eligible to purchase Common Stock under the Plan.

11.02  Authority of Committee

     Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as above may employ one or more persons to render advice with respect to any responsibility of the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participants, (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

11.03  Rules Governing the Administration of the Committee

     The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings or take actions by written consent. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                  ARTICLE XII

                                 MISCELLANEOUS

12.01  Designation of Beneficiary

     A Participant may file a written designation of a beneficiary who is to receive any Common Stock and/or cash. Such designation of beneficiary may be changed by the Participant at any time by written notice to the office of the Corporate Benefits and Compensation Manager of the Plan Sponsor. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant's death of a beneficiary validly designated by the Participant under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to anyone or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the Common Stock or cash credited to the Participant under the Plan.

12.02  Transferability

     Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with sec. 7.02.

12.03  Use of Funds

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

12.04  Adjustment Upon Changes in Capitalization

     (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Plan Sponsor have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Plan Sponsor through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this paragraph, any distribution of shares to stockholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

     (b) Upon the dissolution or liquidation of the Plan Sponsor, or upon a reorganization, merger or consolidation of the Plan Sponsor with one or more corporations as a result of which the Plan Sponsor is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Plan Sponsor to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one (1) share of the common stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this sec. 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or properties to which such holder of such option might thereafter be entitled to receive.

12.05  Amendment and Termination

     The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Plan Sponsor:

          (a) increase the maximum number of shares which may be issued under this Plan (except pursuant to sec. 12.04); or

          (b) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan or permit the members of the Committee to purchase Common Stock under the Plan.

     No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Common Stock, adversely affect the rights of such Participant under such option.

12.06  No Employment Rights

     The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan unless expressly stated, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, or create any right to remuneration or benefits not set forth in the Plan, and the Plan shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

12.07  Effect of Plan

     The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees in bankruptcy or representative of creditors of such Employee.

12.08  Governing Law

     The law of the State of Florida will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

12.09  Effective Date

     The Plan shall become effective upon approval by both:

          (a) the holders of the majority of the stock of the Plan Sponsor entitled to vote (both common and if applicable, preferred stock of the Plan Sponsor) either present or represented at a special or annual meeting of the stockholders, or by written consent or consents in writing signed by such holders setting forth the action so taken; and

          (b) the majority of the Board of Directors.

     If the Plan is not so approved, the Plan shall not become effective.

12.10  Termination Date

     The Plan shall terminate when the maximum number of shares that may be issued under the Plan has been issued under the Plan.

                                                                      APPENDIX


                                     PROXY
                      PLANET HOLLYWOOD INTERNATIONAL, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS,
                                 MAY 16, 1997

    The undersigned hereby appoints Robert Earl and Scott E. Johnson and each of them, jointly and severally, with power of substitution, to vote on all matters which may properly come before the 1997 Annual Meeting of Stockholders of Planet Hollywood International, Inc., or any adjournment thereof.

1.   ELECTION OF DIRECTORS.           [ ] FOR all nominees listed below (except   [ ] WITHHOLD AUTHORITY to vote for all
                                          as marked to the contrary below).           nominees listed below.

    NOMINEES: Thomas Avallone, Mark McCormack and Isadore Sharp

    INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through or otherwise strike the nominee's name in the list above.

2. To increase the aggregate maximum number of shares of the Company's Class A Common Stock issuable under its 1995 Stock Award and Incentive Plan by 1,000,000 shares from 5,000,000 shares to 6,000,000 shares.

         [ ] FOR                      [ ] AGAINST                  [ ] ABSTAIN

3. To approve and adopt the Company's Employee Stock Purchase Plan.

         [ ] FOR                      [ ] AGAINST                  [ ] ABSTAIN

[ ] If you plan to attend the Annual Meeting, please check here

                          (Continued on reverse side)

                          (Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                                  Date:
                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                   Signatures of Stockholder(s)

                                                  NOTE: Signature should agree
                                                  with name on stock certificate
                                                  as printed hereon. Executors,
                                                  administrators, trustees and
                                                  other fiduciaries should so
                                                  indicate when signing.

                PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                                   THANK YOU